Exhibit 4.5

REGISTRATION RIGHTS AGREEMENT

Dated as of November 21, 2011

among

WPP FINANCE 2010,

WPP PLC,

WPP 2005 LIMITED,

WPP AIR 1 LIMITED,

and

WPP 2008 LIMITED

and

BARCLAYS CAPITAL INC.,

HSBC SECURITIES (USA) INC.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

RBS SECURITIES INC.,

BNP PARIBAS SECURITIES CORP.

and

CITIGROUP GLOBAL MARKETS INC.

as Representatives of the Initial Purchasers

and

BARCLAYS CAPITAL INC.,

HSBC SECURITIES (USA) INC.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

and

RBS SECURITIES INC.

as Dealer Managers

REGISTRATION RIGHTS AGREEMENT dated as of November 21, 2011 (this “Agreement”) is entered into by and between WPP FINANCE 2010 (the “Issuer”), a private unlimited liability company organized and existing under the laws of England and Wales, WPP plc, a public company limited by shares incorporated under the Companies (Jersey) Law 1991 (the “Parent Guarantor”), WPP 2008 Limited, a private limited company organized and existing under the laws of England and Wales, WPP 2005 Limited, a private limited company organized and existing under the laws of England and Wales and WPP Air 1 Limited, a company limited by shares incorporated in Ireland (collectively, the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”) and Barclays Capital Inc., HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Securities Inc., BNP Paribas Securities Corp. and Citigroup Global Markets Inc., as representatives (the “Representatives”), of the initial purchasers named in Schedule 1 to the Purchase Agreement referred to below (the “Initial Purchasers”) and Barclays Capital Inc., HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc., as dealer managers pursuant to the Dealer Managers Agreement referred to below (the “Dealer Managers”).

The Issuer, the Guarantors and the Representatives are parties to the Purchase Agreement dated November 2, 2011 (the “Purchase Agreement”), which provides for the sale by the Issuer to the Initial Purchasers of U.S.$500,000,000 principal amount of its 4.75% Senior Notes due 2021 (the “Notes”), to be fully and unconditionally guaranteed (the “Guarantees” and, together with the Notes, the “Securities”) by the Guarantors. As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Issuer and the Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

The Issuer, the Guarantors and the Dealer Managers are parties to the Dealer Managers Agreement dated November 2, 2011 (the “Dealer Managers Agreement”), pursuant to which the Parent Guarantor has arranged for the Issuer and WPP Finance (UK) (the “Old Notes Issuer”) to offer to exchange (the “Private Exchange Offer”) up to $450,000,000 aggregate principal amount of Notes for the Old Notes Issuer’s 5.875% Senior Notes due 2014 (the “Old Notes”). As an inducement to the Dealer Managers to enter into the Dealer Managers Agreement and as an inducement for holders of the Old Notes to participate in the Private Exchange Offer, the Issuer and the Guarantors have agreed to provide to the participants in the Private Exchange Offer and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Dealer Managers’ obligations under the Dealer Managers Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or London are authorized or required by law, regulation or executive order to remain closed.

“Closing Date” shall have the meaning set forth in the Purchase Agreement.

“Dealer Managers Agreement” shall have the meaning set forth in the preamble.

“Dealer Managers” shall have the meaning set forth in the preamble.

“Depositary” means The Depository Trust Company until a successor Depositary should have become Depositary pursuant to the applicable provisions of the Indenture, and the thereafter “Depositary” should mean such successor Depositary.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Issuer or used or referred to by the Issuer in connection with the offer or sale of the Securities or the Registered Securities.

“Guarantees” shall have the meaning set forth in the preamble.

“Guarantors” shall have the meaning set forth in the preamble.

“Holder” means any of the Initial Purchasers or Dealer Managers, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that for purposes of Section 4 and Section 5 hereof, the term “Holders” shall include Participating Broker-Dealers.

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Indenture” means, collectively, the Indenture dated as of November 21, 2011 among the Issuer, the Guarantors, Wilmington Trust, National Association, as trustee, Citibank, N.A., as security registrar and principal paying agent, and Citibank, N.A., London Branch, as paying agent, as supplemented by the First Supplemental Indenture, dated as of the date hereof among the Issuer, the Guarantors, Wilmington Trust, National Association, as trustee, Citibank, N.A., as security registrar and principal paying agent, and Citibank, N.A., London Branch, as paying agent, relating to the Securities, in each case, as amended from time to time in accordance with the terms thereof.

“Issuer” shall have the meaning set forth in the preamble and shall also include the Issuer’s successors.

“Issuer Information” shall have the meaning set forth in Section 5(a) hereof.

“Majority Holders” means the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that, whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities or Registered Securities owned directly or indirectly by the Issuer or any of its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

“Notes” shall have the meaning set forth in the preamble and shall include both Notes issued pursuant to the Purchase Agreement and Notes issued pursuant to the Private Exchange Offer.

“Old Notes” shall have the meaning set forth in the preamble.

“Old Notes Issuer” shall have the meaning set forth in the preamble and shall also include the Old Notes Issuer’s successors.

“Parent Guarantor” shall have the meaning set forth in the preamble and shall also include the Parent Guarantor’s successors.

“Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.

“Person” means an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Private Exchange Offer” shall have the meaning set forth in the preamble.

“Prospectus” means the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registered Offer” means the offer by the Issuer of Registered Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Registered Offer Registration” means a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Registered Offer Registration Statement” means a registration statement on Form F-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

“Registered Securities” means the 4.75% Senior Notes due 2021 issued by the Issuer under the Indenture containing terms substantially identical to the Notes, and related guarantees of the Guarantors under the Indenture containing terms substantially identical to the Guarantees (except that (i) interest thereon shall accrue from the last date to which interest has been paid or duly provided for on the Notes or, if no such interest has been paid or duly provided for, from the Closing Date, (ii) the transfer restrictions and legends relating to restrictions on ownership and transfer thereof as a result of the issuance of the Notes without registration under the Securities Act shall be eliminated and (iii) the 4.75% Senior Notes due 2021 shall be represented by one or more global Registered Securities in book-entry form unless exchanged for Registered Securities in definitive certificated form under the limited circumstances provided in the Indenture) to be offered to Holders of Registrable Securities for Registered Securities pursuant to the Registered Offer.

“Registrable Securities” means all of the Securities; provided that the Notes and Guarantees shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities shall have become effective under the Securities Act and such Securities shall have been disposed of pursuant to such Registration Statement, (ii) such Securities shall have ceased to be outstanding, or (iii) such Securities have been exchanged for Registered Securities which have been registered pursuant to the Registered Offer Registration Statement upon consummation of the Registered Offer unless, in the case of any Registered Securities referred to in this clause (iii), such Registered Securities are held by a Participating Broker-Dealer or otherwise are not freely tradable without any limitations or restrictions under the Securities Act (in which case such Registered Securities will be deemed to be Registrable Securities until expiration of the period specified in Section 4(b) hereof).

“Registration Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Registration Expenses” means any expenses and costs incident to performance of or compliance by the Issuer and the Guarantors with this Agreement, including without limitation: (i) all SEC or Financial Industry Regulatory Authority registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws in jurisdictions designated pursuant to Section 3(e) hereof (including reasonable and documented fees and disbursements of counsel for any Holders in connection with blue sky qualification of any Registered Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any

Free Writing Prospectus and any amendments or supplements thereto, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) any rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of U.S., U.K., Jersey, Irish and other counsel to the Issuer and the Guarantors, and, in the case of a Shelf Registration Statement, the reasonable and documented fees and expenses of one U.S. counsel and, if applicable, one U.K. counsel, for the Holders, the Initial Purchasers and the Dealer Managers (which counsel shall be Simpson Thacher & Bartlett LLP and Herbert Smith LLP or such other counsel as may be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers and the Dealer Managers), (viii) all fees relating to the listing of Registered Securities or Registrable Securities on the London Stock Exchange for trading, (ix) the fees and disbursements of the independent public accountants of the Issuer and the Guarantors; however, the term “Registration Expenses” shall exclude fees and expenses of counsel for the Holders and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” means any registration statement of the Issuer and the Guarantors that covers any of the Registered Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble and shall include both Notes and Guarantees issued pursuant to the Purchase Agreement and Notes and Guarantees issued pursuant to the Private Exchange Offer.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration” means a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” means a “shelf” registration statement of the Issuer that covers all the Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

“Subsidiary Guarantors” shall have the meaning set forth in the preamble and shall also include the Subsidiary Guarantors’ successors.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended from time to time, or any rules, regulations and forms promulgated thereunder.

“Trustee” means the Trustee with respect to the Notes under the Indenture.

For purposes of this Agreement, (i) all references in this Agreement to any Registration Statement, preliminary prospectus or Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version filed with the SEC pursuant to its EDGAR; (ii) all references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in any Registration Statement or Prospectus (or other similar references) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in such Registration Statement or Prospectus, as the case may be; (iii) all references in this Agreement to amendments or supplements to any Registration Statement or Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is incorporated or deemed to be incorporated by reference in such Registration Statement or Prospectus, as the case may be; (iv) all references in this Agreement to Rule 144, Rule 144A or Rule 405 under the Securities Act, and all references to any sections or subsections thereof or terms defined therein, shall include any successor provisions thereto; and (v) all references in this Agreement to “days” (but not to Business Days) means calendar days.

2. Registration Under the Securities Act. (a) To the extent not prohibited by any applicable law or applicable interpretations of the staff of the SEC and except in the circumstances contemplated by Section 2(b)(i) hereof, the Issuer and the Guarantors shall use their reasonable best efforts to (i) cause to be filed with the SEC a Registered Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Registered Securities within 60 days after the Closing Date, (ii) cause such Registered Offer Registration Statement to become effective under the Securities Act as soon as practicable following filing with the SEC, and (iii) have such Registration Statement remain effective until the earlier of (A) 120 days after the closing of the Registered Offer and (B) such time as all Participating Broker-Dealers no longer own any Registrable Securities. The Issuer and the Guarantors shall use their reasonable best efforts to commence the Registered Offer promptly after the Registered Offer Registration Statement is declared effective by the SEC and to complete the Registered Offer not later than 60 days after such effective date. For purposes of this Agreement, the Registered Offer shall be deemed completed upon the earlier to occur of (i) the Issuer and the Guarantors having exchanged the Registered Securities for all outstanding Registrable Securities (other than those held by Holders that are ineligible to participate in the Registered Offer) pursuant to the Registered Offer and (ii) the Issuer and the Guarantors having exchanged, pursuant to the Registered Offer, Registered Securities for all Registrable Securities that have been properly tendered and not withdrawn before the expiration of the Registered Offer; provided, however, that the Issuer and the Guarantors may, in their discretion, accept tenders of Registrable Securities for Registered Securities subsequent to the date the Issuer and the Guarantors consummate the Registered Offer with respect to Registrable Securities tendered as of the date of initial consummation, and the Registered Offer shall be deemed to have been consummated notwithstanding any such extension of the tender period.

The Issuer and the Guarantors shall commence the Registered Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

(i) that the Registered Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii) the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the “Registration Dates”);

(iii) that any Registrable Note not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement;

(iv) that any Holder electing to have a Registrable Note exchanged pursuant to the Registered Offer will be required to surrender such Registrable Note, together with the appropriate letters of transmittal, to the institution and at the address (located in New York City) and in the manner specified in the notice, prior to the close of business on the last Registration Date; and

(v) that any Holder will be entitled to withdraw its election, not later than the close of business on the last Registration Date, in the manner specified in such notice.

As a condition to participating in the Registered Offer, a Holder will be required to represent to the Issuer and the Guarantors that (i) any Registered Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Registered Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Registered Securities in violation of the provisions of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under Securities Act) of the Issuer and the Guarantors and (iv) if such Holder is a broker-dealer, that it will receive Registered Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, and that it will deliver, to the extent required by applicable law or regulation or SEC pronouncement, a Prospectus in connection with any resale of such Registered Securities.

As soon as practicable after the last Registration Date, the Issuer and the Guarantors shall:

(i) accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Registered Offer; and

(ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted by the Issuer and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Registered Securities equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder.

The Issuer and the Guarantors shall use their reasonable best efforts to complete the Registered Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Registered Offer.

(b) In the event that (i) the Issuer and the Guarantors determine that the Registered Offer Registration provided for in Section 2(a) hereof is not permitted or may not be completed as soon as practicable after the last Registration Date because it would violate any applicable law or applicable interpretations of the Staff of the SEC, or because the Registered Securities received by Holders are not or would not be, upon receipt, transferable by each such holder without need for further compliance with Section 5 of the Securities Act (except for the requirement to deliver a Prospectus in connection with any resale by a Participating Broker-Dealer), (ii) the Registered Offer is not for any other reason completed by June 30, 2012 or (iii) upon completion of the Registered Offer any of the Initial Purchasers shall so request in connection with any offering or sale of Registrable Securities initially purchased by it pursuant to the Purchase Agreement, the Issuer and the Guarantors shall use their reasonable best efforts to cause to be filed as soon as practicable after such determination, date or request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement become effective under the Securities Act.

If the Issuer and the Guarantors receive reasonable advance notice that they will be required to file a Shelf Registration Statement pursuant to clause (iii) of the preceding paragraph, the Issuer and the Guarantors shall use their reasonable best efforts to file and have become effective under the Securities Act both a Registered Offer Registration Statement pursuant to Section 2(a) hereof with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Registered Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers and Dealer Managers after completion of the Registered Offer.

The Issuer and the Guarantors agree to use their reasonable best efforts to keep the Shelf Registration Statement continuously effective for a period of not less than 90 days with respect to the Registrable Securities or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (the “Shelf Effectiveness Period”). The Issuer and the Guarantors further agree that during the Shelf Effectiveness Period they will supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Issuer and the Guarantors for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and will use their reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable. The Issuer and the Guarantors agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c) The Issuer and the Guarantors shall pay all Registration Expenses in connection with the registration provided in Section 2(a) and Section 2(b) hereof. Each Holder shall pay all transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(d) A Registered Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC. A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or becomes automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act. Any obligation to file with the SEC a Shelf Registration Statement pursuant to Section 2(b) hereof will be deemed to be satisfied if the Issuer and the Guarantors have previously filed a registration statement with the SEC that may be used without limitation or restriction for the purposes contemplated by Section 2(b) hereof.

(e) In the event that either the Registered Offer is not completed or the Shelf Registration Statement, if required hereby, has not become effective under the Securities Act on or prior to June 30, 2012, the interest rate on the Registrable Securities will be increased by 0.25% per annum until the Registered Offer is completed or the Shelf Registration Statement, if required hereby, become effective under the Securities Act, at which time, if any, the increased interest shall cease to accrue.

If the Shelf Registration Statement has become effective under the Securities Act and thereafter either ceases to be effective or the Prospectus contained therein ceases to be usable at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period (two suspensions not to exceed 30 days each in any 365-day period in the case of a suspension described in Section 3 hereof), then the interest rate on the Registrable Securities will be increased by 0.25% per annum commencing on the 31st day in such 12-month period and ending on such date that the Shelf Registration Statement has again become effective under the Securities Act or the Prospectus again becomes usable, at which time the increased interest shall cease to accrue; provided, however, that if the Prospectus ceases to be usable because financial statements are required to be filed with the SEC and incorporated by reference in the Shelf Registration Statement to comply with the undertaking of the Issuer pursuant to Item 512(a)(4) of Regulation S-K (or any successor provision), such a suspension shall not be a suspension for purposes of the foregoing provision unless and to the extent its duration exceeds 60 days.

3. Registration Procedures. In connection with its obligations pursuant to Section 2(a) and Section 2(b) hereof, the Issuer and the Guarantors shall as expeditiously as possible:

(a) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form shall (i) be selected by the Issuer and the Guarantors, (ii) in the case of a Shelf Registration, be available for the sale of the Registrable Securities by selling Holders thereof and (iii) comply as to form in all material respects with the requirements of the applicable form and include all financial statements and other information required by the SEC to be filed therewith; and use their reasonable best efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Registered Securities;

(c) to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Issuer with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;

(d) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to U.S. counsel for the Initial Purchasers, the Dealer Managers and to counsel for such Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus or Free Writing Prospectus, and any amendment or supplement thereto as they may reasonably request, in order to facilitate the sale or other disposition of the Registrable Securities thereunder during the Shelf Effectiveness Period; and the Issuer and the Guarantors consent to the use of such Prospectus, preliminary Prospectus or Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary Prospectus or Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

(e) use their reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as a majority of the Holders of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement has become effective under the Securities Act; cooperate with the Holders in connection with any filings required to be made with the Financial Industry Regulatory Authority; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided that the Issuer and the Guarantors shall not be required to (i) qualify as foreign corporations or other entities or as dealers in securities in any such jurisdiction where they would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction, or (iii) subject themselves to taxation in any such jurisdiction if they is not otherwise so subject;

(f) in the case of a Shelf Registration, notify each Holder of Registrable Securities, counsel for such Holders and counsel for the Initial Purchasers and the Dealer Managers promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Issuer of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (iv) of the happening of any event during the period a Shelf Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading and (v) of any determination by the Issuer that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate;

(g) use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2), including by filing an amendment to such Shelf Registration Statement on the proper form, at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

(h) use all reasonable efforts to obtain the consent or approval of each U.K. or U.S. governmental agency or authority, whether federal or state that may be required to effect the Registered Offer and the offering and sale of Registered Securities;

(i) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

(j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as the selling Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

(k) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(f)(v) hereof, use its reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Issuer and the Guarantors shall notify the Holders of Registrable Securities to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Issuer and the Guarantors have amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission;

(l) if reasonably requested by the Initial Purchasers, the Dealer Managers or Holders and their respective counsel, a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus or of any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus after initial filing of a Registration Statement (and prior to the completion of a Registered Offer in the case of a Registered Offer Registration Statement), provide copies of such document to the Initial Purchasers and the Dealer Managers and U.S. counsel for the Initial Purchasers and the Dealer Managers (and, in the case of a Shelf Registration Statement, to the Holders of Registrable Securities and their counsel) and make such of the representatives of the Issuer and the Guarantors as shall be reasonably requested by the Initial Purchasers and the Dealer Managers or such counsel (and, in the case of a Shelf

Registration Statement, the Holders of Registrable Securities or their counsel) available for discussion of such document; and, in such event, the Issuer and the Guarantors shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus, or any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus, of which the Initial Purchasers and the Dealer Managers and such counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers and the Dealer Managers or such counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall reasonably and timely object;

(m) obtain CUSIP and ISIN numbers for all Registered Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed or word-processed certificates for the Registered Securities or Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

(n) take all reasonable action necessary to ensure that the Registered Securities, at the time of the consummation of the Registered Offer (or as soon as reasonably practicable thereafter), are admitted to listing on the London Stock Exchange for trading;

(o) cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Registered Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(p) in the case of a Shelf Registration, make available for inspection by a representative of Holders of Registrable Securities that confirm to the Issuer and the Guarantors that it is their current intention to sell Registrable Securities pursuant to a Shelf Registration (an “Inspector”), and counsel and accountants designated by the Holders, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Issuer and the Guarantors as may be reasonably requested by any such Inspector, counsel or accountant in connection with a Shelf Registration Statement, and cause the respective officers, directors and employees of the Issuer and the Guarantors to supply such information; provided that if any such information is identified in writing by the Issuer and the Guarantors as being confidential or proprietary, each Person receiving such information shall use such Person’s reasonable best efforts to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the substantial and necessary rights and interests of any Inspector or Holder; and

(q) if reasonably requested by any Holder of Registrable Securities covered by a Registration Statement, promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Issuer and the Guarantors have received notification of the matters to be incorporated in such filing.

In the case of a Shelf Registration Statement, the Issuer and the Guarantors may require each Holder of Registrable Securities to furnish to the Issuer and the Guarantors such information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Issuer may from time to time reasonably request in writing.

In the case of any Registration Statement, each Holder of Registrable Securities agrees that, upon receipt of any notice from the Issuer to the effect of the happening of any event of the kind described in Section 3(f)(iii) hereof or that the Prospectus included in any Registration Statement cannot be used for any other reason, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(k) hereof and, if so directed by the Issuer and the Guarantors, such Holder will deliver to the Issuer all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice. The Issuer and the Guarantors may give any such notice only twice during any 365-day period and any such suspensions shall not exceed 30 days for each suspension and there shall not be more than two suspensions in effect during any 365-day period; provided, however, that if the Prospectus ceases to be usable because financial statements are required to be filed with the SEC and incorporated by reference in the Shelf Registration Statement to comply with the undertaking of the Issuer and the Guarantors pursuant to Item 512(a)(4) of Regulation S-K (or any successor provision), such a suspension shall not be a suspension for purposes of the foregoing provision unless and to the extent its duration exceeds 60 days.

If the Issuer and the Guarantors shall give any such notice to suspend the disposition of Registrable Securities pursuant to any Registration Statement, the Issuer and the Guarantors shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions.

4. Participation of Broker-Dealers in Registered Offer. (a) The Staff of the SEC has taken the position that any broker-dealer that receives Registered Securities for its own account in the Registered Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Registered Securities.

The Issuer and the Guarantors understand that it is the Staff’s position that if the Prospectus contained in the Registered Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Registered Securities, without naming the Participating Broker-Dealers or specifying the amount of Registered Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Registered Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b) In light of the above, and notwithstanding the other provisions of this Agreement, the Issuer and the Guarantors agree to amend or supplement the Prospectus contained in the Registered Offer Registration Statement, as would otherwise be contemplated by Section 3(k) hereof, for a period of up to 120 days after the last Registration Date (as such period may be extended pursuant to the penultimate paragraph of Section 3 hereof), if requested by the Initial Purchasers, the Dealer Managers or by one or more Participating Broker-Dealers, in order to expedite or facilitate the disposition of any Registered Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) hereof. The Issuer and the Guarantors further agree that Participating Broker-Dealers shall be authorized to deliver such Prospectus during such period in connection with the resales contemplated by this Section 4.

(c) The Initial Purchasers and the Dealer Managers shall have no liability to the Issuer, the Guarantors or any Holder with respect to any request that they may make pursuant to Section 4(b) hereof.

5. Indemnification and Contribution. (a) The Issuer and each of the Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each Dealer Manager and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Initial Purchaser, Dealer Manager or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, documented legal fees and other expenses incurred by any such entity or person in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Issuer and the Guarantors in writing or to any selling Holder by or on behalf of such Person expressly for use therein.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Issuer, the Guarantors, the Initial Purchasers and the other selling Holders, their respective affiliates, the directors of the Issuer and the Guarantors, each officer of the Issuer and the Guarantors who signed the Registration Statement and each Person, if any, who controls the Issuer and the Guarantors, any Initial Purchaser, any Dealer Manager and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 5(a) hereof, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Issuer and the Guarantors in writing by such Holder expressly for use in any Registration Statement, any Prospectus and any Free Writing Prospectus and, subject to the limitation set forth immediately preceding this clause, shall reimburse such Persons for any legal or other expenses incurred by them in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof, as such fees and expenses are incurred.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either Section 5(a) or Section 5(b) hereof, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 5. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for the Initial Purchasers, the Dealer Managers, their respective affiliates, directors and officers and any control Persons of each of the Initial Purchasers and the Dealer Managers shall be jointly designated in writing by the Initial Purchasers and the Dealer Managers, (y) for any Holder, its affiliates, directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 5(c), the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in Section 5(a) and Section 5 (b) hereof is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors from the offerings of the Securities and the Registered Securities, on the one hand, and by the Holders from receiving Securities or Registered Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuer and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuer and the Guarantors, on the one hand, and the

Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Guarantors or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Issuer, the Guarantors and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 5(d) hereof. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 5(d) hereof shall be deemed to include, subject to the limitations set forth above, any documented legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Notes or Registered Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers, the Dealer Managers or any Holder, their respective affiliates or any Person controlling each of the Initial Purchasers, the Dealer Managers or any Holder, or by or on behalf of the Issuer and the Guarantors, their affiliates or the officers or directors of or any Person controlling the Issuer, (iii) acceptance of any of the Registered Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6. General.

(a) Rule 144 and Rule 144A. If the Parent Guarantor ceases to be subject to the reporting requirements of Section 13 or 15 of the Exchange Act, the Parent Guarantor covenants that it will upon the request of any Holder or beneficial owner of Registrable Securities (i) make publicly available such information (including, without limitation, the information specified in Rule 144(c)(2) under the Securities Act) as is necessary to permit sales pursuant to Rule 144 under the Securities Act, (ii) deliver or cause to be delivered, promptly following a request by any Holder or beneficial owner of Registrable Securities or any prospective purchaser or transferee designated by such Holder or beneficial owner, such information (including, without limitation, the information specified in Rule 144A(d)(4) under the Securities Act) as is necessary to permit sales pursuant to Rule 144A under the Securities Act, and (iii) take such further action that is reasonable in the circumstances, in each case to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) to the extent applicable, Rule 144 under the Securities Act, as such Rule may be amended from time to time, (B) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (C) any similar rules or regulations hereafter adopted by the SEC.

(b) Specific Performance. The Issuer and the Guarantors acknowledge that there would be no adequate remedy at law if the Issuer and the Guarantors failed to perform any of their obligations in this Agreement (including, without limitation, their obligations under Section 2(a) and Section 2(b) hereof) and that any such failure may result in material irreparable injuries to the Initial Purchasers, the Dealer Managers and the Holders from time to time of the Registrable Securities and that it will not be possible to measure damages for such injuries precisely, and, accordingly the Issuer and the Guarantors agree that the Initial Purchasers, the Dealer Managers and such Holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Issuer and the Guarantors under this Agreement in accordance with the terms and conditions of this Agreement, in any U.S. federal or New York court located in the Borough of Manhattan, The City of New York.

(c) No Inconsistent Agreements. The Issuer and the Guarantors represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Issuer and the Guarantors under any other agreement and (ii) the Issuer and the Guarantors have not entered into, nor on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuer has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(c) shall be by a writing executed by each of the parties hereto.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Issuer by means of a notice given in accordance with the provisions of this Section 6(d), which address initially is, with respect to the Initial Purchasers and the Dealer Managers, the addresses set forth in the Purchase Agreement and the Dealer Managers Agreement and (ii) if to the Issuer and the Guarantors, initially at the Parent Guarantor’s address set forth in the Purchase Agreement and the Dealer Managers Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(d). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) and the Dealer Managers (in their capacity as Dealer Managers) shall have no liability or obligation to the Issuer and the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(g) Third-Party Beneficiaries. Each Holder shall be a third-party beneficiary to the agreements made hereunder between the Issuer and the Guarantors, on the one hand, and the Initial Purchasers and the Dealer Managers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(h) Purchases and Sales of Securities. The Issuer and the Guarantors shall not, and shall use their reasonable best efforts to cause their affiliates (as defined in Rule 405 under the Securities Act) not to, purchase and then resell or otherwise transfer any Registrable Securities.

(i) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(j) Jurisdiction, Venue and Service of Process. Each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of any U.S. federal or New York state court in the Borough of Manhattan, The City of New York, in respect of actions brought against any such party as a defendant, in any legal suit, action or proceeding based on or arising under this Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the parties hereto hereby waives any right to which it may be entitled on account of place of residence or domicile. The Issuer and each of the Guarantors waives, to the extent permitted by law, the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. The Issuer and each of the Guarantors hereby designates and appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011 (the “Process Agent”), as its authorized agent, upon whom process may be served in any such legal suit, action or proceeding based on or arising under this Agreement, it being understood that the designation and appointment of CT Corporation System as such authorized agent shall become effective immediately without any further action on the part of the Issuer or any Guarantor. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this Section 6(j). If the Process Agent shall cease to act as agent for service of process, the Issuer or the Guarantor, as the case may be, shall appoint, without unreasonable delay, another such agent, and notify the holders of such appointment. The Issuer and each of the Guarantors represents to the holders that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. The Issuer and each of the Guarantors hereby authorizes and directs the Process Agent to accept such service. The Issuer and each of the Guarantors further agrees that service of process upon the Process Agent shall be deemed in every respect effective service of process upon the Issuer or the Guarantors, as the case may be, in any such legal suit, action or proceeding. Nothing herein shall affect the right of any holder or any person controlling any holder to serve process in any other manner permitted by law. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted in any court of competent jurisdiction in England.

(k) Additional Amounts. If any amounts to be received by the Initial Purchasers, the Dealer Managers or the Holders under this Agreement are subject to any present or future taxes, assessments, deductions, withholdings, governmental charges or charges of any nature imposed or levied by or on behalf of the United Kingdom, Jersey, Ireland or any political subdivision thereof or taxing authority therein (“Taxes”), then the Issuer shall pay to the Initial Purchasers, the Dealer Managers and the Holders, as the case may be, an additional amount so that such Initial Purchasers, Dealer Managers and Holders, shall receive and retain, after taking into consideration all such Taxes, an amount equal to the amounts owed to them under this Agreement as if such amounts had not been subject to the Taxes. If any Taxes are collected by deduction or withholding, the Issuer or the relevant Guarantor(s) shall, upon request provide to the Initial Purchasers, the Dealer Managers and the Holders, copies of documentation evidencing the transmittal to the proper authorities of the amount of Taxes deducted or withheld. Notwithstanding the preceding sentences of this Section 6(k), any withholding or deduction of the Taxes in respect of payments under the Notes (as opposed to amounts to be received by the Initial Purchasers, the Dealer Managers or the Holders under this Agreement) shall be subject to the gross-up provisions of the Notes and the Indenture.

(l) Judgment Currency. To the fullest extent permitted by applicable law, the Issuer and the Guarantors shall indemnify the Initial Purchasers, the Dealer Managers and the Holders against any loss incurred by them as a result of any judgment or order against the Issuer or any of the Guarantors being given or made and expressed and paid in a currency (“Judgment Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in New York, New York at which the Initial Purchasers and/or the Dealer Managers on the date of payment of such judgment or order are able to purchase U.S. dollars with the amount of the Judgment Currency actually received by the Initial Purchasers and/or the Dealer Managers. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer and the Guarantors and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.

(m) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(n) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(o) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(p) Miscellaneous. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Issuer and the Guarantors, on the one hand, and the Initial Purchasers and Dealer Managers, on the other hand, shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

(q) Waiver of Jersey Law Customary Rights. Each of the Issuer and each Guarantor irrevocably and unconditionally waives such right as it may have or claim under Jersey law (i) whether by virtue of the droit de discussion or otherwise to require that recourse be had to the assets of any other person before any claim is enforced against it under this Agreement in respect of the obligations assumed by it under this Agreement; and (ii) whether by virtue of the droit de division or otherwise to require that any liability under this Agreement be divided or apportioned with any other person or reduced in any manner whatsoever.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,

WPP FINANCE 2010

By:	/s/ Paul Delaney
Name:	Paul Delaney
Title:	Director

WPP PLC

By:	/s/ Paul Delaney
Name:	Paul Delaney
Title:	Authorised Person, pursuant to written resolutions of the Finance Committee dated September 18, 2011

WPP 2005 LIMITED

By:	/s/ Paul Delaney
Name:	Paul Delaney
Title:	Director

WPP AIR 1 LIMITED

By:	/s/ Paul Delaney
Name:	Paul Delaney
Title:	Attorney, pursuant to power of attorney dated September 7, 2011

WPP 2008 LIMITED

By:	/s/ Paul Delaney
Name:	Paul Delaney
Title:	Director

Accepted and agreed as of the date

first written above

BARCLAYS CAPITAL INC.

By	/s/ Pamela Kendall
Name:	Pamela Kendall
Title:	Director

HSBC SECURITIES (USA) INC.

By	/s/ Diane M. Kenna
Name:	Diane M. Kenna
Title:	Senior Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Joseph A. Crowley
Name:	Joseph A. Crowley
Title:	Director

RBS SECURITIES INC.

By	/s/ Thomas Bausano
Name:	Thomas Bausano
Title:	Managing Director

BNP PARIBAS SECURITIES CORP.

By	/s/ Jim Turner
Name:	Jim Turner
Title:	Managing Director
Debt Capital Markets

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Brian Bednarski
Name:	Brian Bednarski
Title:	Managing Director

For themselves as Initial Purchasers and

as Representatives of the other Initial Purchasers.

BARCLAYS CAPITAL INC.

By	/s/ Pamela Kendall
Name:	Pamela Kendall
Title:	Director

HSBC SECURITIES (USA) INC.

By	/s/ Diane M. Kenna
Name:	Diane M. Kenna
Title:	Senior Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Joseph A. Crowley
Name:	Joseph A. Crowley
Title:	Director

RBS SECURITIES INC.

By	/s/ Thomas Bausano
Name:	Thomas Bausano
Title:	Managing Director

For themselves as Dealer Managers.

27